Exhibit 99.1

Bonanza Creek Energy, Inc. Announces Executive Retirement

Denver, Colorado, February 3, 2014 - Bonanza Creek Energy, Inc. (NYSE:BCEI) (“BCEI” or the “Company”) today announced that Mr. Michael Starzer, BCEI’ s President and Chief Executive Officer (“CEO”), is retiring from the Company and as a member of the Company’s Board of Directors (the “Board”), effective January 31, 2014.  Mr. Starzer served as a member of the Board and President and CEO of the Company’s predecessor, Bonanza Creek Energy, LLC (“BCEC”), since BCEC’s formation. Mr. Starzer has served as founder, director, and President and CEO of each of the Company’s predecessor Bonanza Creek companies.

Mr. Richard J. Carty, Chairman of the Board, commented, “On behalf of the Board, I would like to express our sincere appreciation for the leadership and dedication provided by Mike during his tenure as President and CEO. Mike has been instrumental in creating our strong platform for growth, including stewarding our transformation from a private to a public company. We are very appreciative of his efforts and commitment to the Company during his leadership tenure. We also thank him for his continued engagement on the Company’s behalf in assisting at making this leadership transition process as smooth as possible. We wish him the best for success in future years.”

Mr. Starzer commented, “It has been an honor and a privilege to serve Bonanza Creek.  I wish to express my heartfelt appreciation to the Board, management, employees and shareholders for their support over the years and I wish them all the best.”

The Board has begun a search for Mr. Starzer’s successor. The Board intends to conduct a review of both internal and external candidates. During this interim period, Marvin M. Chronister will assume management responsibilities associated with the office and act as interim President and CEO pending the conclusion of the Board’s search.

Mr. Chronister was elected to our Board in March 2011 and has over 38 years of experience in the oil and gas industry. Since 2006, he has been an independent investor, energy finance and operations consultant, and owner of Enfield Companies. He was previously Practice Director with Jefferson Wells and served as Managing Director with Deloitte &Touche. Mr. Chronister had prior investment banking positions with Merrill Lynch and Kidder Peabody. His industry experience includes President and CEO of Transwestern, and senior management positions with the Kidde Energy Group and NL Industries. Mr. Chronister most recently served on the Board of Sonde Resources Corp. from 2009 to 2012, where he held the position of Chairman and Interim CEO. He has also served on several public and private company boards and held leadership positions with industry organizations.

The Company will file an associated 8-K with the SEC.

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. The company’s assets and operations are concentrated primarily in the Rocky Mountains in the Wattenberg Field, focused on the Niobrara oil shale, and in southern Arkansas, focused on the oily Cotton Valley sands.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27 A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “forecast,”  “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward looking statements, although not all forward-looking statements contain su.ch identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.

Further information on such assumptions, risks and uncertainties is available in the Company’s SEC filings. The Company refers you to the discussion of risk factors in Part I, Item lA- “Risk Factors” in the Company’s Annual Report on Form 10-Kfor the year ended December 31, 2012 filed with the Securities Exchange Commission on ,March 15, 2013. The Company’s SEC filings are available on the Company’s website at www.bonanzacrk.com and on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information, please contact:

Mr. Ryan Zorn

Vice President - Finance

720-440-61 72

Mr. James Masters

Investor Relations Manager

720-440-6121